Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints RANDALL S. ESLICK and JAMES A. SUNDQUIST, and either of them, true and lawful attorneys-in-fact and agents, to sign a registration statement on Form S-8 to be filed by Bank of Commerce Holdings, a California corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 500,000 shares of common stock, no par value per share, of Bank of Commerce Holdings, to be issued pursuant to the Bank of Commerce Holdings 2019 Equity Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of this 21st day of May, 2019.

Signature	Title

/s/ Randall S. Eslick	President and Chief Executive
Randall S. Eslick	Officer and Director
(Principal Executive Officer)

/s/ James A. Sundquist	Executive Vice President and Chief
James A. Sundquist	Financial Officer (Principal Financial and Accounting Officer)

/s/ Orin N. Bennett	Director
Orin N. Bennett

/s/ Gary R. Burks	Director
Gary R. Burks

/s/ Joseph Q. Gibson	Director
Joseph Q. Gibson

/s/ Jon W. Halfhide	Director
Jon W. Halfhide

/s/ David J. Inderkum	Director
David J. Inderkum

/s/ Linda J. Miles	Director
Linda J. Miles

/s/ Karl L. Silberstein	Director
Karl L. Silberstein

/s/ Terence J. Street	Director
Terence J. Street

/s/ Lyle L. Tullis	Director
Lyle L. Tullis